Exhibit 10.6

Agreement Number: 000 1259

TELE ATLAS NORTH AMERICA, INC.

VALUE ADDED RESELLER AGREEMENT

This Value Added Reseller Agreement (“Agreement”) is made between Tele Atlas North America, Inc., a California corporation with its principal place of business at 11 Lafayette Street, Lebanon, New Hampshire 03766 (“TANA”) and First Responder Systems and Technology Inc., a Delaware corporaion with its principal place of business at 8000 GSRI Avenue, Building 3000, Baton Rouge, Louisiana 70820 (“Licensee”) effective as of                                      (the “Effective Date”).

BACKGROUND

A. TANA develops and distributes proprietary geographic databases, software, dynamic spatial data, and related materials.

B. Licensee desires to combine certain TANA products with Licensee’s products and/or services and distribute the combined product and/or service on the terms and conditions of this Agreement.

AGREEMENT

1. DEFINITIONS

1.1 “Directions” means visual, verbal, and/or textual representation of a Route, itinerary and/or Location(s).

1.2 “Distributor” means a third party that is authorized by Licensee to market or resell the Enhanced Offering.

1.3 “End User” means a third party that is granted the right by Licensee or a Distributor to use the Enhanced Offering for its own internal purposes and not for resale or commercial use.

1.4 “Enhanced Offering” means the Licensed Products combined with the products and/or services of Licensee identified on Attachment A and marketed together as a unified product and/or service offering as further described on Attachment A.

1.5 “Geocode(ing)” means the assigning of a longitude/latitude coordinate to an address in relation to the Licensed Products by means of interpolation.

1.6 “Licensed Product(s)” means the TANA spatial map database including location codes and related products identified on Attachment A together with applicable documentation and Updates thereto provided to Licensee by TANA.

1.7 “Location” means a point such as a longitude/latitude coordinate used to represent a physical location or the placement of a vehicle, unit etc. within the Enhanced Offering. Location may be described in visual, verbal or textual terms.

1.8 “Map Display” means a visual rendering of any portion of the Licensed Products which may display lines, points or polygons that are sourced, in whole or in part, from the Licensed Products.

1.9 “Route” means the use of the Enhanced Offering to determine a logical means of progression from one Location to another.

1.10 “Update(s)” means a release of the Licensed Products that incorporates additional or updated data that is generally commercially distributed to customers of TANA that have elected to receive Updates. Updates do not include new versions of the Licensed Products that contain substantial new features or functionality, or are considered new products.

TANA CA-29-m	First Responder Systems and Technology Inc., VAR Agreement, 09/2005, pg. 1 TANA CONFIDENTIAL	Licensee

Agreement Number: 000 1259

2. GRANT OF RIGHTS

2.1 License to Licensee. Subject to the terms and conditions of this Agreement, TANA grants Licensee a non-exclusive, non-transferable license to: (a) use and copy the Licensed Products internally for purposes of developing the Enhanced Offering; (b) copy and distribute the Licensed Products solely as part of, or for use in connection with, the Enhanced Offering to End Users. Licensee may demonstrate the Enhanced Offering without payment of fees to TANA provided that any copies of the Licensed Products used for demonstration purposes remain in the possession and control of Licensee at all times. Licensee shall not deliver any Licensed Product in its original form to any third party other than a third party performing services on behalf of Licensee and which is under obligation of confidentiality at least as protective of TANA’s rights as the provisions of this Agreement. Licensee shall make no false or misleading representations with regard to TANA or the Licensed Products or engage in deceptive business practices. Licensee shall not distribute the Licensed Products alone but shall combine the Licensed Products with substantial added value. In the event that Licensee desires to create additional Enhanced Offerings or license additional Licensed Products Licensee shall notify TANA and the parties may amend Attachment A or execute an addendum to this Agreement to provide for the terms and conditions that apply to such additional Enhanced Offerings. The Licensed Products may not be used for in-car navigation applications meaning a permanently installed device that provides real-time guidance and real-time map display to indicate the position of a vehicle, or other real-time information used to support turn-by-turn navigation. If this Agreement includes the municipal boundaries product, currently marketed as Dynamap®/Municipal Boundaries, as one of the Licensed Products, then Licensee shall not use the Municipal Boundaries product to create or derive applications which are used for the purpose of tariff or tax rate determination for a particular address or range of addresses. Certain Licensed Products may be subject to additional conditions and restrictions as set forth on Attachment A. The Licensed Products and any derivatives of the Licensed Products are owned by TANA and its suppliers. All rights not expressly granted in this Agreement are reserved.

2.2 Distributors. Licensee may exercise its rights in Section 2.1(b) above through one or more Distributors provided that: (a) such Distributor is authorized to distribute the Enhanced Offering solely to End Users; (b) such Distributor enters into a written agreement with Licensee (1) incorporating the material terms of this Agreement, including Sections 2.1, 2.2, 2.3, 2.4, 5.3, 6, 7.2, 8, 9.2, 11.3 and all applicable restrictions in Attachment A, which shall apply to the Distributor in the same manner as such provisions apply to Licensee; and (2) which includes a provision making TANA a direct and intended third party beneficiary of such Distributor Agreement. Licensee shall enforce the restrictions contained in this Agreement at its sole expense and promptly notify TANA of any violations of such restrictions by End Users or Distributors.

2.3 End User Agreements. Before delivering or providing access to an Enhanced Offering to an End User, Licensee shall require the End User to accept the terms of an end user license agreement containing the provisions identified in Attachment B (“EULA”). Such agreement may be obtained by (a) requiring the End User to execute and return to Licensee a EULA, and/or (b) requiring the End User to necessarily first be shown and then affirmatively agree to a click-wrap EULA by clicking on an onscreen button labeled “I accept” or similar language, and/or (c) if the Enhanced Offering is a product, delivering the Enhanced Offering with a conspicuous copy of a shrink-wrap EULA.

2.4 Proprietary Rights Notices. Licensee shall display the TANA logo and copyright notice on all collateral, advertisements and product packaging referencing the Licensed Products. Licensee shall include the following notice on every copy or in the “about box” of the Enhanced Offering:

“© 200   Tele Atlas North America, Inc. All rights reserved. This material is proprietary and the subject of copyright protection and other intellectual property rights owned by or licensed to Tele Atlas North America, Inc. The use of this material is subject to the terms of a license agreement. You will be held liable for any unauthorized copying or disclosure of this material.”

If the Enhanced Offering generates either hard copy or electronic maps, the following notice must appear on each map image:

“©200_ TANA, Inc., Rel. MM/YYYY (the month/year of the Licensed Products release)”

TANA CA-29-m	First Responder Systems and Technology Inc., VAR Agreement, 09/2005, pg. 2 TANA CONFIDENTIAL	Licensee

Agreement Number: 000 1259

3. TRADEMARK USAGE

3.1 Right to Use. During the term of this Agreement, Licensee will have the right to use the trade name, logo, trademarks, and other marks of TANA (collectively, the “Marks”) for all proper purposes in connection with the promotion of the Licensed Products and Enhanced Offering and for the performance of Licensee’s duties hereunder. Any good will arising out of the use of such Marks shall inure to the benefit of TANA. Except as expressly set forth in this Section 4.1, Licensee will have no right, title or interest in the Marks. At no time during or after the term of this Agreement will Licensee challenge or assist others to challenge the Marks or attempt to register any trade names, trademarks, logos or other marks confusingly similar to the Marks.

3.2 Approval of Representations. Licensee’s use of the Marks is subject to TANA’s prior written approval. In the event TANA does not approve of the manner in which the Marks are used, Licensee shall cease using the Marks in that manner upon reasonable notice. If any Marks are to be used in conjunction with another trademark on or in relation to the Enhanced Offering, the Mark will be presented legibly, and with reasonable prominence.

4. SUPPORT AND MAINTENANCE

During the term of this Agreement, so long as Licensee is not in default, TANA shall provide the following maintenance and support services to Licensee. Licensee is responsible for providing support directly to its customers of the Enhanced Offering.

4.1 Updates. TANA shall deliver Updates to Licensee in accordance with the schedule identified in Attachment A.

4.2 Support. If Licensee promptly gives TANA written notice and documentation, via a designated email address, of a discovered defect in the Licensed Products sufficient to enable TANA to reproduce the problem, and, thereafter, provides such additional information as TANA may reasonably request, TANA shall:

a)	use reasonable diligence to promptly correct major defects; and

b)	correct minor or ordinary defects by the next general commercial release of the Licensed Products.

TANA shall not be obligated to provide corrections to the Licensed Product(s) in the event that the defects are caused by Licensee. TANA will provide the foregoing support for each version of the Licensed Products for a period of twelve (12) months from the date of commercial release of such version.

5. FEES AND PAYMENT

5.1 Fees. Licensee shall pay to TANA the fees specified on Attachment A (“Fees”). Fees due to TANA are exclusive of all taxes, assessments and fees that may be imposed upon the transactions contemplated by this Agreement which shall be the sole responsibility of Licensee, except for taxes imposed by the U.S. government on the net income of TANA. Where such taxes are required to be paid by TANA, Licensee expressly authorizes TANA to collect and remit such taxes and Licensee will promptly reimburse TANA for such payments, unless Licensee furnishes TANA with a valid exemption certificate in form and content acceptable to TANA.

5.2 Reports and Payment. Licensee shall deliver to TANA, prior to Licensee’s delivery of the Enhanced Offering to the End User, a report in the form of Attachment C providing certain information regarding distribution of the Enhanced Offering, including the amounts due to TANA. Together with such report, Licensee shall pay all amounts due. All outstanding amounts that are not paid when due shall bear interest at the maximum allowable statutory rate at the time or two percent (2%) per month, whichever is less. TANA retains the right to withhold shipment of Licensed Products or suspend Licensee’s distribution rights for non-payment of associated fees.

5.2.1 Outstanding Balance. Licensee currently owes TANA Eleven Thousand Seven Hundred Dollars ($11,700) comprised of the annual minimum royalty installment payment plus finance charges since the first anniversary date of the Previous Agreements (“Past Due Royalty”). Upon Licensee’s execution of this Agreement,

TANA CA-29-m	First Responder Systems and Technology Inc., VAR Agreement, 09/2005, pg. 3 TANA CONFIDENTIAL	Licensee

Agreement Number: 000 1259

Licensee shall report the number of licenses of the Enhanced Offering issued since this anniversary date of the Previous Agreements along with all executed copies of these agreement and shall pay to TANA all the fees due for the total number of licenses issued based on the royalty rate described in Attachment A. Upon the Parties execution of this Agreement, Licensee’s reporting of licenses issued and payment to TANA of fees due for said licenses, TANA shall credit Licensee the Past Due Royalty.

5.3 Inspection. Licensee shall maintain at its principal place of business complete and accurate records of Enhanced Offering sales and related Fees due. During the term and for a period of one (1) year thereafter TANA shall have the right to inspect such Enhanced Offering records no more than once per quarter, during normal business hours and upon reasonable advance notice to verify the accuracy of payments made; and after termination or expiration of this Agreement, to inspect Licensee’s computer systems, with regard to the Licensed Products to confirm compliance with Section 9.4, Obligations upon Termination. To enable TANA to monitor compliance during the term of this Agreement, Licensee shall provide TANA with either no-charge access (account and address) for an Enhanced Offering delivered via electronic distribution, or two (2) copies of the Enhanced Offering as marketed to End Users, including all updated versions.

6. CONFIDENTIALITY

6.1 “Confidential Information” means any business and technical information disclosed by either party to the other party in any form which is designated as “Confidential,” “Proprietary” or some similar designation or is disclosed under circumstances which indicate its confidential nature or which a party has reason to know is treated as confidential by the disclosing party. The terms of this Agreement are deemed to be confidential. Confidential Information may also include third party confidential information. Confidential Information shall not include any information which (a) was publicly known prior to the time of disclosure by the disclosing party; (b) becomes publicly known after disclosure through no action or inaction of the receiving party; (c) is already in the possession of the receiving party at the time of disclosure; (d) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (e) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information.

6.2 Non-use and Nondisclosure. Each party agrees not to use any Confidential Information of the other party for any purpose except to perform its obligations or exercise its rights under this Agreement. Each party agrees not to disclose any Confidential Information of the other party to third parties or to such party’s employees, except to those employees, consultants or advisors of the receiving party who are required to have the information. Licensee acknowledges that the Licensed Products embody trade secrets and are proprietary to TANA and Licensee will not use the Licensed Products to provide competitive information about TANA or the Licensed Products to third parties. A party may disclose Confidential Information to the extent required by law. If disclosure is required in a legal proceeding the party required to disclose shall provide the other party with prompt written notice, prior to making such disclosure, so that the other party may seek a protective order or other appropriate remedy.

6.3 Maintenance of Confidentiality. Each party agrees to take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of the other party. Each party shall ensure that its employees and independent contractors who have access to Confidential Information of the other party have signed a non-use and non-disclosure agreement in content similar to these provisions.

6.4 Relief. Each party acknowledges that a breach by it of its obligations under this Section 7 or a breach by Licensee of the license granted would cause the other party irreparable harm and, in the event of such a breach or threatened breach the other party shall be entitled to injunctive and other appropriate equitable relief without posting bond or proving that damages would not be an adequate remedy.

7. WARRANTY AND DISCLAIMER

7.1 Warranty. TANA warrants that the media containing the Licensed Products is free from defects in materials and workmanship on date of delivery. If the media possesses manufacturing defects, TANA will provide Licensee with a replacement copy of the Licensed Products within a commercially reasonable time after notice from Licensee. LICENSEE’S SOLE AND EXCLUSIVE REMEDY AND TANA’S ENTIRE OBLIGATION UNDER THESE LIMITED WARRANTIES IS TO REPAIR OR REPLACE THE PRODUCTS WITH CONFORMING PRODUCTS SUBJECT TO PROMPT NOTICE FROM LICENSEE OF NON-CONFORMITY AND AT TANA’S OPTION IF SUCH ALTERNATIVES ARE NOT FEASIBLE, TO TERMINATE THIS AGREEMENT AND REFUND THE APPLICABLE FEES PAID WITH RESPECT TO SUCH NON-CONFORMING PRODUCT.

TANA CA-29-m	First Responder Systems and Technology Inc., VAR Agreement, 09/2005, pg. 4 TANA CONFIDENTIAL	Licensee

Agreement Number: 000 1259

7.2 DISCLAIMER. EXCEPT AS PROVIDED IN SECTION 7.1 ABOVE, THE LICENSED PRODUCTS ARE PROVIDED ON AN “AS IS” AND “WITH ALL FAULTS BASIS” AND TANA AND ITS SUPPLIERS EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, SATISFACTORY QUALITY, ACCURACY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE. NO ORAL OR WRITTEN ADVICE OR INFORMATION PROVIDED BY TANA OR ANY OF ITS AGENTS, EMPLOYEES OR THIRD PARTY PROVIDERS SHALL CREATE A WARRANTY, AND LICENSEE IS NOT ENTITLED TO RELY ON ANY SUCH ADVICE OR INFORMATION. THIS DISCLAIMER OF WARRANTIES IS AN ESSENTIAL CONDITION OF THE AGREEMENT.

8. LIMITATIONS OF LIABILITY

EXCEPT WITH RESPECT TO A VIOLATION OF CONFIDENTIALITY OR A BREACH BY LICENSEE OF THE AGREEMENT, NEITHER PARTY NOR ITS SUPPLIERS SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, INDIRECT OR EXEMPLARY DAMAGES ARISING OUT OF THIS AGREEMENT, INCLUDING LOST PROFITS OR COSTS OF COVER, LOSS OF USE OR BUSINESS INTERRUPTION OR THE LIKE, REGARDLESS OF WHETHER THE PARTY WAS ADVISED OF THE POSSIBLITY OF SUCH DAMAGES.

EXCEPT WITH RESPECT TO A VIOLATION OF CONFIDENTIALITY, BREACH BY LICENSEE OF THE AGREEMENT OR A CLAIM FOR WHICH A PARTY IS OBLIGATED TO INDEMNIFY UNDER SECTION 11.6, IN NO EVENT WILL THE TOTAL LIABILITY OF EITHER PARTY OR ITS SUPPLIERS ARISING OUT OF THIS AGREEMENT EXCEED THE AMOUNTS PAID OR PAYABLE TO TANA IN THE TWELVE (12) MONTH PERIOD PRIOR TO THE DATE ON WHICH THE CLAIM AROSE.

9. TERM AND TERMINATION

9.1 Term. This Agreement will commence on the Effective Date and continue for a period of one (1) year (the “Initial Term”) unless terminated earlier as provided in this Agreement. Thereafter, this Agreement shall automatically renew for additional one (1) year periods unless either party notifies the other party in writing at least ninety (90) days prior to expiration of the then current term of its intent not to renew.

9.2 Continuation after Expiration. If TANA continues a business relationship with Licensee after termination or non-renewal, such relationship shall not be construed as a renewal or a waiver of termination, but such relationship shall be “at will,” terminable at any time by either party, and all such transactions shall be governed by the terms of this Agreement except that payments shall be due on a monthly basis.

9.3 Termination.

a)	For Breach. Either party may terminate this Agreement on written notice in the event of a material breach by the other party that remains uncured for a period of thirty days from the date of notice to cure, provided that in the event of a breach of the scope of the licenses granted the cure period shall be ten (10) days.

b)	Insolvency. Either party may terminate this Agreement on written notice in the event the other party ceases to do business in the ordinary course, makes a general assignment for the benefit of creditors or commences or has commenced against it any insolvency or receivership proceedings.

9.4 Obligations upon Termination. No later than thirty (30) days from termination or expiration of this Agreement Licensee shall: (a) return to TANA all copies of the Licensed Products in its possession or destroy all such copies; (b) pay to TANA an amount equal to the Fees as set forth in Attachment A for the remainder of the term; (c) furnish to TANA the names and addresses of all Customers; (d) immediately discontinue all use and sublicensing of the Licensed Products; and (e) provide an affidavit signed by an officer, or other authorized individual, attesting to the performance of items (a)-(d) and acknowledging the continuing obligations of confidentiality under Section 6.

TANA CA-29-m	First Responder Systems and Technology Inc., VAR Agreement, 09/2005, pg. 5 TANA CONFIDENTIAL	Licensee

Agreement Number: 000 1259

9.5 Survival. Authorized End User License Agreements granted prior to the date of termination or expiration shall survive. In addition, Sections 2.3, 2.4, 6, 7, 8, 9.4, 9.5, 11, all title and ownership to the Licensed Products and any derivatives thereof shall remain with TANA, and all payment obligations incurred prior to termination or expiration shall survive termination or expiration of this Agreement.

10. PUBLICITY

If either party wishes to issue a press release or engage in marketing activities in connection with the activities contemplated in this Agreement, such releases will be subject to prior review and written approval of the other party, which shall not be unreasonably withheld or delayed. Licensee agrees that TANA may publicly announce and list Licensee as a customer of TANA.

11. GENERAL PROVISIONS

11.1 Independent Contractors. The parties are independent contractors. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

11.2 Assignment. Licensee may not assign this Agreement without the prior written consent TANA. Any assignment in violation of the foregoing sentence will be null and void. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns

11.3 No Waiver. No failure or delay by either party in enforcing any right or remedy under this Agreement shall be construed as a waiver of such right or remedy or of any future exercise of such right or remedy, or of any other right or remedy, by such party.

11.4 Nonsolicitation. Neither Licensee nor TANA shall seek to engage the services of, nor offer to pay commissions, compensation or any other form of incentives to, the employees of the other for any purpose whatsoever without the express written consent of such other party. This provision shall expire six (6) months after the termination or expiration of this Agreement.

11.5 Governing Law. This Agreement shall be governed by the laws of the State of New Hampshire without reference to conflicts of law principles. All disputes relating to this Agreement shall be settled by arbitration under the rules of the American Arbitration Association with hearings to be held in Boston Massachusetts. Any award made by the arbitration panel, however constituted, shall be final, binding and conclusive on all parties for all purposes and judgment may be entered thereon by any state or federal court having jurisdiction. In addition to any settlement in a dispute, the prevailing party shall be entitled to the recovery of its reasonable attorneys’ fees and associated fees and expenses.

11.6 Indemnity. Except with respect to the claims for defects solely attributable to the Licensed Product(s), Licensee will indemnify TANA from any claims arising out of the development, marketing, sale and use of the Enhanced Offering, provided that TANA promptly notifies Licensee of such claim, gives Licensee full control over the defense and settlement of such claim and fully cooperates in the defense at Licensee’s expense.

11.7 Notices. All notices, demands or consents required or permitted under this Agreement shall be in writing. Notice shall be considered delivered and effective when (a) personally delivered; (b) two days following transmission if sent by facsimile with confirmation of receipt; (c) one (1) day after posting when sent by reputable overnight carrier); or (d) five (5) days after posting when sent by certified United States mail, postage prepaid. Notice shall be sent to the parties at the addresses set forth below or at such other address as shall be given by either party to the other in writing:

If to TANA:	If to Licensee:
Tele Atlas North America, Inc.	First Responder Systems and Technology Inc.
11 Lafayette Street	8000 GSRI Ave., Building 3000
Lebanon, NH 03766-1445	Baton Rouge, LA 70820
Attention: Contracts Dept.	Attention: Tom Anderson
Phone: 603.643.0330	Phone: 225-578-0333
Fax: 603.643.5210	Fax: 225-578-7915

TANA CA-29-m	First Responder Systems and Technology Inc., VAR Agreement, 09/2005, pg. 6 TANA CONFIDENTIAL	Licensee

Agreement Number: 000 1259

11.8 Compliance with Export Laws. Licensee acknowledges and understands that the Licensed Products may be subject to restrictions on export and agrees to comply with any applicable export laws.

11.9 Signatures. Facsimile signatures shall be deemed valid as original for all purposes. Digital signatures shall be deemed valid as original for all purposes provided that such digital signature is capable of verification and is linked to data in such a manner that if the data are changed, the digital signature is invalidated.

11.10 Counterparts. This Agreement may be executed in any number of duplicate counterparts, each of which is an original, and all of which together shall constitute one and the same instrument.

11.11 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

11.12 Force Majeure. Neither party will be liable for any failure or delay in its performance under this Agreement, except the making of payments, due to causes which are beyond its reasonable control, including an act of God, act of civil or military authority, fire, epidemic, flood, earthquake, riot, war, sabotage, failure of suppliers and governmental action.

11.13 No Other Terms. The terms and conditions of the Agreements govern all transactions contemplated by this Agreement including all orders by Licensee. Any proposed variation from or addition to these terms and conditions appearing on any purchase order or other document submitted by Licensee are null and void.

11.14 Entire Agreement; Amendment. This Agreement supersedes all prior and contemporaneous agreements and understandings between the parties relating to the subject matter of this Agreement and constitutes the sole and entire agreement of the parties. This Agreement may only be amended in a writing signed by both parties.

11.15 Termination of Previous Agreements. Licensee and TANA have been conducting business under the Value Added Reseller License VAR-03016-FIRST dated September 26, 2003 and the General Provisions Agreement GP-03040-FIRST dated September 26, 2003 (together the “Previous Agreements”). Upon execution of this Agreement, the Previous Agreements shall automatically terminate.

TANA: Tele Atlas North America, Inc.	Licensee: First Responder Systems and Technology Inc.

[duly authorized]	[duly authorized]

Ilse R. Ramsey
(print or type name)	(print or type name)

Vice President, Finance & Administration
title	title

date	date

TANA CA-29-m	First Responder Systems and Technology Inc., VAR Agreement, 09/2005, pg. 7 TANA CONFIDENTIAL	Licensee

Agreement Number: 000 1259

Attachment A to Value Added Reseller Agreement between TANA and First Responder Systems and

Technology Inc.

1.	Licensed Products:

Tele Atlas MultiNet™ USA spatial map data of the United States (“MultiNet™ USA”), commencing with the most current version, Shapefile format, semi-annual Updates (total of two (2) shipments per year).

2.	Enhanced Offering:

The Enhanced Offering is a mapping application currently marketed as RespondWare which includes Licensee’s software and global positioning system technology. The Enhanced Offering shall be created by Licensee and shall be comprised of (i) static electronic map images including, but not limited to, jpeg, gif, tif, pdf, bit-mapped or raster images; (ii) any Geocoded addresses displayed as icons on the Map Display; and (iii) Route information between addresses provided to End Users as text Directions and/or highlighted on the Map Display combined with third party business listings marketed by Licensee.

3.	Fees:

Royalties

Licensee shall accrue royalties according to the following schedule:

Seventy Five Dollars ($75) per End User.

Prior to delivery of new geography for licensing to one or more End User(s), Licensee shall the pay all fees associated with the licensing of the Enhanced Offering to said End User(s).

4.	Payment:

Licensee will provide the report in Attachment C and payment to TANA prior to Licensee delivering the Enhanced Offering to the End User.

Remit Fee Report to:	TANA
Via facsimile: 603-643-0317
Attn: Accounting
OR
Email: Royalty_Reports@teleatlas.com

Remit Payments to:	Tele Atlas North America, Inc.
PO Box 3506
Boston, MA 02241-3506

5.	Delivery:

TANA will ship the Licensed Products to Licensee within seven to ten (7-10) business days of TANA’s receipt of the executed Agreement. Updates will be delivered according to TANA’s commercial release of the Licensed Products.

TANA CA-29-m	FiRST Responder Systems and Technology, LLC, VAR Agreement, 09/2005, pg. 8 TANA CONFIDENTIAL	Licensee

Agreement Number: 000 1259

Attachment B

End User license required provisions

Licensee must include the following terms in its End User license agreement (“EULA”).

Restrict the license for End User’s internal business or personal use and limit use to conform with the license scope and restrictions granted in the Agreement, including a provision that the Licensed Products are the confidential information of TANA.

Expressly prohibit unauthorized copying.

Prohibit the removal or obscuring of any copyright, trademark notice, or restrictive legend.

Include a provision whereby TANA is a third party beneficiary of Licensee’s rights under the EULA.

Include a limitation of liability on behalf of TANA and its suppliers’ of the scope in this VAR agreement.

Disclaim all warranties of TANA and its suppliers of the same scope as in this VAR agreement.

In the event that any End User is a government entity, include the following: U.S. GOVERNMENT RIGHTS. If End User is an agency, department, or other entity of the United States Government, or funded in whole or in part by the United States Government, then use, duplication, reproduction, release, modification, disclosure or transfer of this commercial product and accompanying documentation, is restricted in accordance with the LIMITED or RESTRICTED rights as described in DFARS 252.227-7014(a)(1) (JUN 1995) (DOD commercial computer software definition), DFARS 227.7202-1 (DOD policy on commercial computer software), FAR 52.227-19 (JUN 1987) (commercial computer software clause for civilian agencies), DFARS 252.227-7015 (NOV 1995) (DOD technical data – commercial items clause); FAR 52.227-14 Alternates I, II, and III (JUN 1987) (civilian agency technical data and noncommercial computer software clause); and/or FAR 12.211 and FAR 12.212 (commercial item acquisitions), as applicable. In case of conflict between any of the FAR and DFARS provisions listed herein and this License, the construction that provides greater limitations on the Government’s rights shall control. Contractor/manufacturer is Tele Atlas North America, Inc., 11 Lafayette Street, Lebanon, NH 03766-1445. Phone: 603.643. 0330. The Licensed Products are ©1984-200_ by Tele Atlas North America, Inc. ALL RIGHTS RESERVED. For purpose of any public disclosure provision under any federal, state or local law, it is agreed that the Licensed Products are a trade secret and a proprietary commercial product and not subject to disclosure.

Include the following: If End User is an agency, department, or other entity of any State government, the United States Government or any other public entity or funded in whole or in part by the United States Government, then End User hereby agrees to protect the Licensed Products from public disclosure and to consider the Licensed Products exempt from any statute, law, regulation, or code, including any Sunshine Act, Public Records Act, Freedom of Information Act, or equivalent, which permits public access and/or reproduction or use of the Licensed Products. In the event that such exemption is challenged under any such laws, this EULA shall be considered breached and any and all right to retain any copies or to use of the Licensed Products shall be terminated and considered immediately null and void. Any copies of the Licensed Products held by Licensee shall immediately be destroyed. If any court of competent jurisdiction considers this clause void and unenforceable, in whole or in part, for any reason, this EULA shall be considered terminated and null and void, in its entirety, and any and all copies of the Licensed Products shall immediately be destroyed.

TANA CA-29-m	FiRST Responder Systems and Technology, LLC, VAR Agreement, 09/2005, pg. 9 TANA CONFIDENTIAL	Licensee

Agreement Number: 000 1259

ATTACHMENT C

FEE REPORT TO TANA

Company Name:	First Responder Systems and Technology Inc.	Remit Payment to:	Tele Atlas North America, Inc.	Remit Report to:	Tele Atlas North America, Inc.

Contact Name:	Tom Anderson		PO Box 3506		Attn: Accounting

Address:	8000 GSRI Ave., Building 3000		Boston, MA 02241-3506		Fax: 603-643-0317
	Baton Rouge, LA 70820				Email: Royalty_Reports@teleatlas.com

Telephone Number:	225-578-0333	phone:	(603) 643-0330 ext. 1131
Fax Number:	225-578-7915

REPORTING PERIOD:	_______________________________

Invoice Date	Invoice Number	End User	End User’s State	Licensed Product	Coverage	# of Users	Invoice Amount	Fees Due TANA

TOTAL

TOTAL DUE TANA:

	Signature, Title	DATE

All information provided on this Fee Report will held in strictest confidence by TANA and will not be revealed to any outside source without prior approval of the Licensee.

TANA CA-29-m	FiRST Responder Systems and Technology, LLC, VAR Agreement, 09/2005, pg. 10 TANA CONFIDENTIAL	Licensee